Exhibit 99.1

United Financial Reports 3rd Quarter Results

Friday November 5, 12:30 pm ET

GRAHAM, N.C., Nov. 5 /PRNewswire-FirstCall/ — United Financial, Inc. (OTC Bulletin Board: UTDF - News), the holding company of Alamance National Bank, today reported earnings for the quarter and nine months ended September 30, 2004.

For the three months ended September 30, 2004, the Company reported a net loss (unaudited) of $(86,000), compared with net income of $162,000 for the quarter ended September 30, 2003. Earnings per share (both basic and diluted) were ($.05) for the quarter ended September 30, 2004, compared with a per share profit (both basic and diluted) of $.10 for the quarter ended September 30, 2003.

Earnings for the quarter were impacted by an increase in the provision for loan loss. The provision for loan loss increased from $35,000 for the three months ended September 30, 2003 to $290,000 during the same period of 2004. The rationale for the increased provision was based primarily on an increase in the Company’s assessment of the underlying inherent risk within the portfolio. Additional factors related to the increase in the amount of charge-offs during the quarter, as well as the increase in nonperforming assets which the Company has experienced during the year.

Specifically, approximately $63,000 was provided for in the quarterly provision in order to fully charge off a $125,000 loan which was secured by equipment that was destroyed in a fire. As previously reported, approximately $60,000 was reserved against this credit in the second quarter of 2004 as a direct charge to income. In addition, approximately $88,000 was provided as a specific reserve against another commercial credit which is experiencing cash flow problems. Finally, the decision to increase the overall reserve was due to loan growth which the Company has experienced during the year. Gross loans held for investment have increased from $90 million at December 31, 2003 to $99 million at September 30, 2004, an increase of $9 million, or 10%.

For the three months ended September 30, 2004, net interest income, before the provision for loan loss, increased from approximately $974,000 to approximately $1.1 million. This increase is due primarily to growth in earning assets, which increased $13 million and offset a decline in yield on earning assets of approximately 24 basis points. Overall funding costs declined approximately 26 basis points. The Company’s net interest margin, or net yield on average earning assets, was approximately 3.12% for the three month period ending September 30 for both 2004 and 2003.

For the three months ended September 30, 2004, non-interest income was approximately $318,000, an increase of $84,000, or 36% compared with $234,000 generated during the three months ended September 30, 2003. Non-interest income during 2004 included realized gains from the sale of investments of $93,000. There were no investment sales during the third quarter of 2003. Commissions earned from the sale of investment products increased to $68,000 from $12,000, an increase of approximately $56,000, or 467%. These gains offset lower fees from the sale of brokered loans, which decreased $55,000, or 44%, during 2004.

Total non-interest expense increased from approximately $1 million in the third quarter of 2003 to $1.2 million during the third quarter of 2004, an increase of approximately 20%. Salaries and benefits increased $98,000, or 19% due primarily to higher staffing levels as well as increased benefits as compared to the prior year. Occupancy expense increased $11,000, or 19% during the third quarter of 2004. Factors behind the change are increased building depreciation, rental expense, utilities, and other maintenance costs. The increase in rental expense is due to the occupation of temporary office space in Burlington which housed a loan production office until the permanent branch was completed. Advertising expenses increased $19,000 during the third quarter of 2004 compared with 2003. The Company has increased advertising during 2004 in order to gain name recognition in the Burlington market. Advertising relating to the opening of the Burlington office also contributed to the increase.

Professional fees increased $52,000, or 78% due to higher consulting and loan related legal fees. Other operating expenses increased $36,000, from $170,000 to $206,000, or 21%. The increase is due primarily to higher clearing charges for investment products, higher ATM related expenses, an increase in printing and office supplies, and higher lending and communication expenses. Data processing expense decreased $31,000 or 35% during the quarter. Data processing expense during 2003 included conversion expenses of $49,000.

For the nine months ended September 30, 2004, net interest income, before the provision for loan loss, increased from approximately $2.8 million to approximately $3.2 million. The increase is due to growth in average earning assets, which increased from $119 million in 2003 to $130 million in 2004. The Company’s net interest margin increased from 3.07% to 3.23%. The increase is due primarily to increased earning assets as well as a lower overall cost of funds.

For the nine months ended September 30, 2004, non-interest income decreased from $836,000 in 2003 to $833,000 in 2004. However, non-interest income in 2003 included investment gains of $215,000, compared with $122,000 during 2004. Excluding gains from investments, non-interest income increased $90,000, from approximately $621,000 in 2003 to $711,000 in 2004. The increase is due primarily to a sharp increase in commissions earned from the sale of non-proprietary investment products, which increased approximately $122,000, or 290%. This offset lower fees from the sale of brokered loans, which decreased $95,000, or 29%, during 2004.

Total non-interest expense increased from approximately $2.8 million in the first nine months of 2003 to $3.4 million during 2004, an increase of $600,000 or 21%. Salaries and benefits increased $280,000, or 19% due primarily to increased staffing levels and a corresponding increase in benefits. Occupancy expense increased from $167,000 to $209,000, an increase of $42,000 or 25%. Factors behind the change are increased building depreciation, rental expense, utilities and other maintenance costs. Advertising expenses increased $52,000 during the first nine months of 2004 compared with 2003. Professional fees increased $60,000, or 33% during the first nine months of 2004 due to higher accounting and legal fees, which were offset by lower consultant advisory fees. Other operating expenses increased $138,000, from $509,000 to $647,000, or 27%. Included in other operating expenses is a valuation allowance of $29,000 for real estate owned. The increase is also due primarily to higher clearing charges for investment products, higher ATM related expenses, and an increase in printing and office supplies. Data processing expenses decreased from $194,000 in 2003 to $172,000 in 2004, a decrease of $22,000, or 11%. Expenses during the first nine months of 2003 included conversion costs of $72,000.

The Company reported assets of $146 million at September 30, 2004 compared with $135 million at September 30, 2003, an increase of $11 million or 8%. Net loans, excluding loans held for sale, were $97 million at September 30, 2004, compared with $90 million at September 30, 2003, an increase of $7 million, or 8%. Investments were $34 million at September 30, 2004, compared to $33 million at September 30, 2003. Deposits have increased from $106 million at September 30, 2003 to $107 million at September 30 of this year. The Company reported shareholders’ equity of $10.7 million at September 30, 2004, compared with $10.1 million at September 30, 2003. Book value has increased from $6.14 at September 30, 2003 to $6.55 at September 30, 2004.

As discussed earlier, the Company’s provision for loan losses was $290,000 and $459,000 for the three and nine months ended September 30, 2004, respectively. This compares with $35,000 and $145,000 for the corresponding periods in 2003. At September 30, 2004, the Company’s allowance for loan loss was 1.70% of gross loans (excluding loans held for sale), compared with 1.64 % at December 31, 2003 and 1.64% at September 30, 2003. The Company had net charge-offs of $161,000 and $243,000 for the three and nine months ended September 30, 2004, respectively. This compares with $49,000 and $229,000 for the corresponding periods in 2003. Restructured loans, net of loan guarantees, were $406,000 at September 30, 2004, compared with $431,000 at September 30, 2003 and $420,000 at December 31, 2003. Non-accruing loans totaled $3.1 million at September 30, 2004, compared with $1.1 million at September 30, 2003 and $644,000 at December 31, 2003. There was no real estate owned at September 30, 2004, compared with $25,000 at September 30, 2003.

“While we are disappointed with the quarterly results, we believe that the provision for loan loss is necessary,” stated William M. Griffith, Jr., President and Chief Executive Officer. “However, there are some positive events which occurred during the quarter on which we can build. First, we opened our new branch in Burlington, and we are excited about the opportunity to serve that market. We have had sound growth during the year, as evidenced by a $15 million increase in assets. This has led to favorable growth in net interest income. However, there are some key hurdles we need to clear. First and foremost is asset quality, where we must make significant improvements. Our second key objective will be to grow our core deposit base. While we are pleased with the growth in net interest income, this can only be enhanced as we develop other, less expensive sources of funding. Finally, we must improve our efficiency by increasing sources of non-interest income while reducing overhead expenses. We have made significant investments in technology and infrastructure, and it is imperative that we work to maximize the return on our investment.”

United Financial, Inc. is the holding company for Alamance National Bank, a full service community bank with offices in Graham, Burlington, and Hillsborough, North Carolina. In Hillsborough, we are known as Hillsborough National Bank. The Bank also provides insurance and investment brokerage services through its wholly owned subsidiary Premier Investment Services, Inc. The Bank’s main office is located at 1128 South Main Street. In Burlington, we are at 3158 South Church Street. In Hillsborough, we are at 102 Millstone Drive. For more information, call (336) 226-1223. In Hillsborough, call (919) 643-1000.

Forward-Looking Statements

This press release may contain, among other things, certain forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward- looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond our control).

Contact: William M. Griffith, Jr., President & CEO, United Financial, Inc., 336-226-1223